                                                                   Exhibit 21.1


                           SUBSIDIARIES OF THE COMPANY


All subsidiaries do business under the respective names listed below.


1.       Investors Capital Trust I
                  Delaware trust

2.       Investors Capital Services, Inc.
                  Delaware corporation

3.       Investors Bank & Trust Company
                  Massachusetts chartered trust company

4.       Investors Safe Deposit Corp.
                  Massachusetts corporation

5.       IBT Trust Company (Cayman) Ltd.
                  Cayman Islands trust company

6.       Investors Securities Corporation
                  Massachusetts securities corporation

7.       IBT Fund Services (Canada) Inc.
                  incorporated in Canada

8.       Investors Funding Corp.
              Massachusetts corporation

9.       Investors Trust Holdings Ireland
                  organized in the Republic of Ireland

10.      Investors Financial Services (Ireland) Ltd.
                  organized in the Republic of Ireland

11.      Investors Trust & Custodial Services (Ireland) Ltd.
                  organized in the Republic of Ireland

12.      Investors Fund Services (Ireland) Ltd.
                  organized in the Republic of Ireland